Exhibit 99

MDU Resources announces sale of domestic IPP companies

BISMARCK, N.D. - April 26, 2007 - MDU Resources Group, Inc. (NYSE:MDU) today announced that its subsidiary, Centennial Energy Resources LLC, has entered into a definitive purchase and sale agreement with Montana Acquisition Company LLC. (“Montana”), a new company formed by energy industry executive Paul Prager and Natural Gas Partners VIII, LP (“NGP”). Under the agreement, MDU will sell its domestic independent power production business unit consisting of Centennial Power, Inc. (“Centennial Power”) and Colorado Energy Management, LLC (“Colorado Energy Management”) to Montana.

The transaction is valued at $636 million, which includes the assumption of approximately $36 million of project-related debt. The closing of the sale is expected to occur in June and is subject to the receipt of regulatory approvals and fulfillment of other conditions established in the agreement. Proceeds from the sale will be used to fund MDU Resources’ acquisition of Cascade Natural Gas Corporation and will provide additional cash to deploy into growth opportunities that exist in its core lines of business.

Centennial Power’s generating assets include 603 MW of electric generating capacity located in Montana, Colorado, California and Georgia. The assets are fully contracted under mid- to long-term power purchase and sale agreements, and include coal-fired, natural gas-fired and wind-powered generation. Colorado Energy Management provides design, construction, operation and maintenance services to energy providers.

“We are very pleased with the agreement we have with Montana Acquisition Co.,” said Terry Hildestad, president and chief executive officer of MDU Resources. “Monetizing the value of these assets positions us to continue to create shareholder value while maintaining a strong balance sheet.”

“The success and substantial value created at Centennial Power and Colorado Energy Management is a tribute to those people that made it happen” said Paul Gatzemeier, president and chief executive officer of Centennial Energy Resources LLC.

Goldman, Sachs & Co. acted as financial advisor to MDU Resources in connection with the sale. Thelen Reid Brown Raysman & Steiner LLP was MDU’s legal counsel.

The information in this release includes forward-looking statements, including the expected closing of the sale and use of proceeds, as well as statements by the president and chief executive officer of MDU Resources and the president and chief executive officer of Centennial Energy Resources, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, actual results may differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to obtain regulatory approvals and fulfill other conditions established in the agreement. For a discussion of the other important factors that could cause actual results to differ, refer to Item 1A - Risk Factors in MDU Resources’ most recent Form 10-K and Risk Factors and Cautionary Statements that May Affect Future Results in the Form 8-K filed April 23, 2007.

MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure. MDU Resources includes natural gas and oil production, natural gas pipelines and energy services, construction materials and mining, construction services, electric and natural gas utilities, and independent power production. For more information about MDU Resources, see the company’s Web site at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com

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Contacts:

For financial inquiries to MDU Resources, contact:

Vernon A. Raile, executive vice president, treasurer and chief financial officer, (701) 530-1003
Phyllis Rittenbach, director of investor relations, (701) 530-1057

For media inquiries to MDU Resources, contact:
Mark Hanson, public relations representative, (701) 530-1093